MAY 11, 2000









                     AGREEMENT AND PLAN OF REORGANIZATION


                                 May 11, 2000

                         PACIFIC ALLIANCE CORPORATION
                            a Delaware Corporation



                                ACQUISITION OF


                              DR.BENEFITS, INC.
                           A California Corporation











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                               TABLE OF CONTENTS


ARTICLE I
DEFINITIONS..................................................................1
      1.1.  Defined Terms....................................................1
      1.2.  Index of Other Defined Terms.....................................5

ARTICLE II
THE EXCHANGE.................................................................6
      2.1.  Plan of Reorganization...........................................6
      2.2.  Exchange of Shares...............................................6
      2.3.  Delivery of Shares...............................................6
      2.4.  Reorganization...................................................7
      2.5.  Treatment of Pacific Debt and Tax Matters........................7

ARTICLE III
POST-CLOSING STRUCTURE OF PACIFIC AND CLOSING................................7
      3.1.  Articles of Incorporation........................................7
      3.2.  Directors and Officers of Target.................................7
      3.3.  Change of Name...................................................8
      3.4.  Closing Date.....................................................8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS...............................8
      4.1.    Organization...................................................8
      4.2.    Capitalization.................................................8
      4.3.    Authorization of Transaction...................................9
      4.4.    Noncontravention by Stockholders...............................9
      4.5.    Authority Relative to this Agreement...........................9
      4.6.    Approvals and Consents: Noncontravention......................10
      4.7.    Articles of Incorporation and By-Laws.........................10
      4.8.    Financial Statements..........................................10
      4.9.    No Undisclosed Material Liabilities...........................11
     4.10.    Absence of Certain Changes or Events..........................11
     4.11.    Litigation and Proceedings....................................13
     4.12.    Compliance with Laws, Rules and Regulations...................13
     4.13.    Contracts.....................................................13
     4.14.    Material Contract Defaults....................................13
     4.15.    Taxes and Tax Returns.........................................13
     4.16.    Subsidiaries..................................................14
     4.17.    Title and Related Matters.....................................14
     4.18.    Intellectual Property.........................................14
     4.19.    Real Property Leasholds.......................................15
     4.20.    Accounts Receivables..........................................15

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     4.21.    Insurance.....................................................15
     4.22.    Environmental Matters.........................................15
     4.23.    Employees.....................................................16
     4.24.    Certain Payments..............................................17
     4.25.    Relationships with Related Persons............................17
     4.26.    Brokers.......................................................17
     4.27.    Software Matters..............................................17
     4.28.    Target Schedules..............................................17

ARTICLE V
PRESENTATIONS AND WARRANTIES OF PACIFIC.....................................18
      5.1.    Organization..................................................18
      5.2.    Capitalization................................................18
      5.3.    Authority Relative to this Agreement..........................18
      5.4.    Approvals and Consents; Noncontravention......................19
      5.5.    Certificate of Incorporation and Bylaws.......................19
      5.6.    Financial Statements..........................................19
      5.7.    Undisclosed Material Liabilities..............................20
      5.8.    Absence of Certain Changes of Events..........................20
      5.9.    Litigation and Proceedings....................................22
     5.10.    Compliance with Laws, Rules and Regulations...................22
     5.11.    Contracts.....................................................22
     5.12.    Material Contract Defaults....................................22
     5.13.    Taxes and Tax Returns.........................................23
     5.14.    No Subsidiaries...............................................23
     5.15.    Intellectual Property.........................................24
     5.16.    Real Property Leaseholds......................................24
     5.17.    Accounts Receivables..........................................24
     5.18.    Inventory.....................................................24
     5.19.    Insurance.....................................................24
     5.20.    Environmental Matters.........................................24
     5.21.    Employees.....................................................25
     5.22.    Certain Payments..............................................25
     5.23.    Brokers.......................................................25
     5.24.    Pacific Schedules.............................................25
     5.25.    Additional Information Available..............................26

ARTICLE VI
CONDUCT PRIOR TO CLOSING....................................................26
      6.1.    Conduct of Business...........................................26
      6.2.    Additional Covenants by Target and Pacific....................26
      6.3.    Access........................................................27
      6.4.    Confidentiality...............................................27
      6.5.    Compliance with Blue Sky Law..................................28
      6.6.    Disclosure Supplements, Etc...................................28

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      6.7.    Reasonable Efforts............................................28
      6.8.    Public Announcements..........................................28


ARTICLE VII
CONDITIONS OF STOCKHOLDERS..................................................28
      7.1.    Representations...............................................28
      7.2.    Compliance....................................................29
      7.3.    No Material Adverse Change....................................29
      7.4.    Certificate of Pacific........................................29
      7.5.    Resignation of Directors and Officers of Pacific..............29
      7.6.    Shareholder Approval..........................................29
      7.7.    Absence of Litigation.........................................29
      7.8.    Good Standing.................................................29
      7.9.    Reverse Split.................................................29
      7.10.   Financial Statements..........................................29
      7.11.   Completion of Private Placement...............................29

ARTICLE VIII
CONDITIONS OF PACIFIC.......................................................30
      8.1.    Representations...............................................30
      8.2.    Compliance....................................................30
      8.3.    No Material Adverse Change....................................30
      8.4.    Certificate of Target and Stockholders........................30
      8.5.    Shareholders' Approval........................................30
      8.6.    Absence of Litigation.........................................30
      8.7.    Good Standing.................................................30
      8.8.    Financial Statements..........................................30
      8.9.    Non-Public Offering...........................................30

ARTICLE IX
MNIFICATION, SURVIVAL, TERMINATION AND EXPENSES.............................31
      9.1.    Nature and Survival of Representations........................31
      9.2.    Indemnification...............................................31
      9.3.    Arbitration...................................................31
      9.4.    Exclusive Remedies............................................33
      9.5.    Termination...................................................33
      9.6.    Effect of Termination.........................................33

ARTICLE X
MISCELLANEOUS...............................................................34
     10.1.    Notices.......................................................34
     10.2.    Entire Agreement..............................................35
     10.3.    Effect; Assignment............................................35
     10.4.    Amendments; Waivers...........................................35
     10.5.    Further Assurances............................................35

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     10.6.  Schedules and Exhibits.........................................35
     10.7.  Headings.......................................................35
     10.8.  Counterparts...................................................35
     10.9.  Severability...................................................36
    10.10.  Governing Law..................................................36
    10.11.  Jurisdiction; Service of Process...............................36
    10.12.  Legal Fees and Expenses........................................36
    10.13.  Schedules, Exhibits and Amendments.............................36

Attachments
Exhibit "A" -Dr.Benefits Stockholders
Exhibit "B" - List of Convertible Securities
Exhibit "C" - Treatment of Loans and Taxes
Exhibit "D" - Post- Closing Certificate of Incorporation
Exhibit "E" - Post Closing Officers and Directors of Pacific
Exhibit "F" - Post Closing Capitalization Chart of Pacific
Certificates
Investment Letters
Dr.Benefits' Schedules
Pacific's Schedules


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                    AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization ("Agreement") is entered into this 11th day of May, 2000, by and between Pacific Capital Investments, Inc., a Delaware corporation ("Pacific"); Dr.Benefits, Inc., a California corporation (hereafter " Target"), and all stockholders of the Target as of the date hereof, and all Persons who are stockholders of the Target at the Closing Time (as defined below) ("Stockholders"). Pacific, the Target and the Stockholders are collectively referred to hereafter as the "Parties". Any Person who becomes a stockholder of the Target after the date of the execution hereof, shall become a Party to this Agreement.

                                   Recitals:

      Stockholders desire to make a tax-free exchange of their shares in Target solely for shares of Pacific's capital common stock, no par value, as described herein (the "Exchange").

      The Boards of Directors of Pacific and Target have each determined that it is advisable and in the best interests of their respective stockholders to enter into this Agreement and to engage in the transactions contemplated hereby pursuant to which Pacific shall acquire Target in a stock-for-stock exchange transaction.

      The parties desire that Pacific shall effect a 1-for-10 reverse split of its issued and outstanding shares of common stock in connection with the Exchange (the "Reverse Split").

                                   AGREEMENT

      In consideration of the mutual agreements, representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   Article I
                                  Definitions

      1.1. Defined Terms. For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

     "Affiliate": of a Person is a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.


      "Associate":  when used to indicate a relationship with any Person,  means
(a) a corporation or organization (other than such Person or a majority-owned subsidiary of such Person) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten (10) percent or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, and (c) any Affiliate of such Person.



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            "Breach":  a  "Breach"  of  a  representation,  warranty,  covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "Contract" : any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

            "Convertible Securities": means all securities of every kind and description which are exchangeable for or convertible into shares of Pacific common stock including, without limitation, the Class A Warrants, the Class B Warrants and any options issued or issuable to Troika Capital, Inc. as contemplated in that certain letter from Pacific to the Target's Board of Directors, dated January 24, 2000.

            "Employee Benefit Plan": means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), (d) Employee Welfare Benefit Plan, or (e) material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan": has the meaning set forth in ERISA Section 3(2).

     "Employee  Welfare  Benefit  Plan" : has the  meaning  set  forth  in ERISA
Section 3(1).

            ERISA : means the Employment Retirement Income Savings Act of 1974, as the same may be amended from time to time, and any successor legislation thereto.

     "Governmental Authorization": any approval, consent, license, permit, waiver, or other authorization issued, granted or given by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

            "Governmental Body": any:

                  (a) nation,  state, county, city, town, village,  district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature
            (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or


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                  (d)  body   exercising,   or   entitled   to   exercise,   any
            administrative,    executive,   judicial,    legislative,    police,
            regulatory, or taxing authority or power of any nature.

     "IRC": the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS": the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "Knowledge": an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

     (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent  individual  should be  expected  to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

            A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

     "Legal  Requirement":   any  federal,  state,  local,  municipal,  foreign,
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "Order": any award, decision, injunction, judgment, order, ruling, decree or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "Ordinary Course of Business": an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent  with the past practices of such
            Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be  authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority).

     "Person": any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

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     "Proceeding":  any action, arbitration,  audit, hearing,  investigation (to the extent known by the Person) , litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

            "Prospects" : shall be limited to the general business expansion plan of a Person with respect only to potential new customers, potential new markets, potential new operations and potential new lines of business which such Person is currently considering and/or pursuing. The term "Prospects" does not refer to any financial projections. Prospects are by their very nature speculative and a Person shall not be deemed to represent, warrant or guarantee that its Prospects will be ever be realized or that its Prospects will not change from time to time.

            "Related Person": with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or  indirectly  controlled  by such individual or one or more members of such individual's Family;

                  (c) any  Person in which  such  individual  or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

            With respect to a specified Person other than an individual:

                  (a) any  Person  that  directly  or  indirectly  controls,  is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director,  officer,  partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person  with  respect to which such  specified  Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any  individual  described in clause
(b) or (c).


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            For purposes of this  definition,  (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) the individuals children or parents, and (iv) any other natural Person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

     "Securities Act": the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Securities Exchange Act": the Securities Exchange Act of 1934 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

            "Tax Return": any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Threatened": a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

     "Transaction": collectively, the Exchange provided for and agreed to herein and other matters and agreements provided for herein.

      1.2 Index of Other Defined Terms. In addition to the terms defined above, the following terms shall have the respective meanings given thereto in the sections indicated below:

            Defined Term                              Section
          -------------------------------------------------------
            AAA                                       9.3.2
            Act                                       2.3
            Agreement                                 Preamble
            Arbitrating Parties                       9.3.2
            Closing, Closing Date and Closing Time    3.4
            CPR                                       9.3.2
            Environmental Laws                        4.23.3
            Environmental Liabilities                 4.23.3
            Environmental Permits                     4.23.1
            Exchange                                  Recitals
            Filings                                   5.10.1
            Form 10-K                                 5.10.1

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            Form 10-Q                                 5.10.1
            Hazardous Substances                      4.23.3
            Indemnification Period                    9.2
            NASD                                      5.10.1
            Pacific                                   Preamble
            Pacific Audited Financial Statements      5.6
            Pacific Balance Sheet                     5.13.1
            Pacific Common Stock                      2.2
            Pacific Filings                           5.10.1
            Pacific Financial Statements              5.6
            Pacific Management Reports                5.6
            Pacific Schedules                         Introduction to Article V
            Pacific Shares, Pacific Common Stock      Recitals
            Parties                                   Preamble
            Permitted Liens                           4.9
            Proprietary Rights Agreement              4.24.2
            Stockholders                              Preamble
            Reverse Split                             Recitals
            Schedule                                  Introduction of Article IV
            SEC                                       5.10.1
            Stockholders                              Preamble
            Target                                    Preamble
            Target Audited Financial Statements       4.8
            Target Balance Sheet                      4.15.1
            Target Financial Statements               4.8
            Target Management Reports                 4.8
            Target Schedules                          Introduction of Article IV
            Target Shares                             2.2
            Tax, Taxes                                4.15.1
            Units                                     4.2


                                  Article II
                                 The Exchange

      2.1 Plan of Reorganization. At the time of Closing, the Stockholders will be the owners of all of the issued and outstanding shares of capital stock of Target. It is the intention of the Parties that all of the issued and outstanding shares of capital stock of Target at the time of Closing shall be acquired by Pacific in exchange solely for Pacific's voting common stock. As the result of the Exchange, Target shall become a wholly-owned subsidiary of Pacific.

      2.2 Exchange of Shares. The Parties agree that all of the issued and outstanding shares of capital stock of Target will consist, at the Closing Date, of 6,750,000 shares of no par value Class A common stock which will be exchanged with Pacific for 12,000,000 shares of

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common stock of Pacific ("Pacific Common Stock"),  calculated after the 1-for-10
Reverse Split. The Class "A" common stock of the Target is hereafter referred to as the "Target Shares".

      2.3 Delivery of Shares. On or before the Closing Date, Stockholders will deliver certificates representing all of the issued and outstanding Target Shares, duly endorsed so as to make Pacific the sole holder thereof, free and clear of all claims and encumbrances. The Target Shares will be appropriately restricted as to transfer. On the Closing Date, delivery of Pacific Common Stock, which will be appropriately restricted as to transfer, will be made to Stockholders as set forth herein. The transaction contemplated herein shall not close unless all of the issued and outstanding Target Shares are delivered at Closing and the owners thereof execute this Agreement. A list of the Target Shares, the owners thereof and shares of Pacific Common Stock to be received by each Stockholder is attached hereto as Exhibit "A". A list of the Convertible Securities issued or to be issued under binding agreements, in each case as of the date hereof, the owners thereof and the number of shares of Pacific common stock into which such shares are convertible or exchangeable is attached hereto as Exhibit "B". Each Stockholder shall sign and deliver at the Closing a copy of this Agreement, evidencing his, her or its intent to be a party to this Agreement and bound hereby.

      Pacific acknowledges that none of the Target's securities of any class have been registered for public trading by the SEC, or qualified or registered therefor by any other state or federal Governmental Body. All stock certificates for Pacific Common Stock issued to the Stockholders at the Closing shall contain a legend substantially in the following form:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES ACTS; (B) PACIFIC HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT TO THE EFFECT THAT NO REGISTRATION IS LEGALLY REQUIRED FOR SUCH TRANSFER; OR (C) THESE SECURITIES ARE SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT.

      2.4 Reorganization. It is the intent of the Parties that the Exchange will qualify as a tax-free reorganization under Section 368(a)(1)(B) of the IRC and will report the Exchange accordingly for federal, state and local income tax purposes. The Parties acknowledge that no Person has obtained a revenue ruling from the IRS as to the tax consequences and effect of the Exchange.

      2.5 Treatment of Pacific Debt and Tax Matters. Pacific has outstanding loans and tax liabilities. The Parties agree that such loans and taxes be dealt with by the parties (and by the President of Pacific and others), as set forth in Exhibit "C" attached hereto and by this reference made a part hereof.



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                                  ARTICLE III
                 POST-CLOSING STRUCTURE OF PACIFIC AND CLOSING

     3.1 Articles of Incorporation. The Certificate of Incorporation of Pacific to be in effect immediately following Closing of the Exchange is set forth as Exhibit "D" attached hereto until amended in accordance with applicable law.

     3.2 Directors and Officers of Target. The directors and officers of Pacific immediately following the Closing of the Exchange shall be those Persons set forth on Exhibit "E" attached hereto, each of whom shall serve in accordance with the Bylaws of Pacific until their respective successors have been duly elected or appointed and qualified.

      3.3 Change of Name. If requested by Target, the name of Pacific will be changed to Dr.Benefits, Inc., or such other name as agreed to by the Parties, in connection with the Exchange subject to approval by the Pacific shareholders.

      3.4 Closing Date. The consummation of the Exchange contemplated by this Agreement (the "Closing") shall take place at 525 East 100 South, Fifth Floor, Salt Lake City, UT 84102, at the later of: (i)10:00 a.m. local time, on the third business day on which the last to be satisfied or waived of the conditions set forth in Sections 7 and 8 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement; or (ii) such other time and date as the Parties shall agree. The date and time on which the Closing actually takes place is referred to in this Agreement as the "Closing Date" and Closing Time respectively.

      At the Closing, (i) the Target and the Stockholders will deliver to Pacific the various certificates, instruments, and documents referred to in
Section 8 below, and (ii) Pacific will deliver to the Target and the Stockholders the various certificates, instruments, and documents referred to in
Section 7 below.

                                  ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

      The Stockholders represent and warrant to Pacific, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of Stockholders attached hereto (collectively, the "Target Schedules") such specific Target Schedule, that the statements made in this Article IV will be correct and complete at the Closing Time provided, however, if there is no Closing Time, then no party shall be liable for any inaccuracy.

      4.1 Organization. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Target, taken as a whole. Target is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or jurisdiction which requires such qualification except where the failure to be in good standing or to have such qualifications would not in the aggregate have a material adverse effect on the business, operations or financial condition of Target.

      4.2 Capitalization. The entire authorized capital stock of Target consists of 10,000,000 shares of Class A common stock having no par value and 100,000,000 Shares of Class B common stock having no par value. There are 6,750,000 shares of Target Class A Common Stock and no shares of Target Class B common Stock issued and outstanding as of the date of this Agreement, and there will not be more than 6,750,000 shares of Target Class A Common Stock, no shares of Target Class B Common Stock, issued and outstanding at the Closing Time. Target is currently offering, on a private placement basis, units of its securities consisting of units of unsecured promissory notes and warrants to purchase shares of Target at Thirty Cents ($.30) per share (the "Units"). At the Closing, and subject to the approval of the holders of such warrants, the warrants will be converted into warrants to purchase shares of Pacific at the price of Thirty Cents $.30 per share, calculated after giving effect to the Reverse Split. A description of the convertible notes and the warrants offered as part of the Units is set forth in Schedule 4.2 attached hereto. Except as disclosed in
Schedule 4.2, there are no outstanding convertible securities, warrants, options, or commitments of any nature which may cause authorized but unissued shares of Target Common Stock to be issued to any Person.

At the Closing Time, all issued and outstanding shares of Target as at such date will have been duly authorized, legally issued, fully paid, and non-assessable, and not issued in violation of the pre-emptive or other right of any Person. None of the outstanding equity securities or other securities of Target have been issued in violation of the Securities Act or any other Legal Requirement.

      4.3 Authorization of Transaction. Each of the Stockholders has full power and authority (including, if the Stockholder is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Stockholder, enforceable in accordance with its terms and conditions. No Stockholder need give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement.

      4.4 Noncontravention by Stockholders. Neither the execution and the delivery of this Agreement, nor the consummation of the Exchange, will (A) violate any judgment, order, decree, ruling, charge, or other restriction of any Governmental Body to which any Stockholder is subject or, if the Stockholder is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Stockholder is a party or by which he or it is bound or to which any of his or its assets are subject.

      4.5    Authority Relative to this Agreement.
Target has full corporate power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution and delivery of this Agreement and the consummation of the Transaction have been duly and validly authorized by its Board of Directors and no other corporate proceedings on the part of Target are necessary to authorize this Agreement or to consummate the Transaction. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Target and constitutes a valid and binding agreement of Target, enforceable against it in accordance with its terms.

      4.6    Approvals and Consents; Noncontravention.

            4.6.1 No consent, approval, or other action by, or notice to or registration or filing with, any Governmental Body or authority is required or necessary to be obtained by Target in connection with the execution, delivery or performance of this Agreement by Target or the consummation of the Transaction.

            4.6.2 Except as set forth in Schedule 4.6, no consent, approval, waiver or other action by any Person under any material contract, agreement, instrument, or other document, or obligation to which Target is a party or by which it or any of its assets are bound, is required or necessary for the execution, delivery, and performance of this Agreement by Target, or the consummation of the Transaction.

            4.6.3 The execution, delivery, or performance of this Agreement by Target and the consummation of the Transaction will not: (i) violate or conflict with the charter documents or Bylaws of Target; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Target or by which it or any of its assets are bound, or any agreement or understanding between any Governmental Body, on the one hand, and Target on the other hand; or (iii) violate or conflict with, result in a Breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument or understanding to which Target is a party or by which it or any of its assets are bound.

      4.7    Articles of Incorporation and By-Laws.
Attached hereto as Schedule 4.7 are true and correct copies of the Articles of Incorporation and Bylaws of Target. Such Articles of Incorporation and Bylaws are in full force and effect and no amendments are pending. Target is not in violation of any provision of its Articles of Incorporation or Bylaws. Schedule
4.7 also contains a list of all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Target since its inception.

      4.8 Financial Statements. Attached hereto as Schedule 4.8, are unaudited financial statements (prepared solely by the management of Target, none of whom is a certified public accountant) of the Target as of March 31, 2000 ("Target Management Reports"), and audited financial statements of Target for the year ended December 31, 1999, together with the related footnotes and report thereon of Lazar, Levine & Felix, LLP (the "Target Audited Financial Statements"). The Target Management Reports are correct and complete in all material respects and fairly present the financial position of the Target as of such dates and the results of operations and changes in financial position for such periods, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse). The Target Audited Financial Statements are correct and complete in all material respects and fairly present, in accordance with GAAP, consistently applied, the financial position of the Target as of such dates and the results of operations and changes in financial position for such periods. The Target Management Reports and Target Audited Financial Statements are hereafter collectively referred to as the "Target Financial Statements".

      The Parties acknowledge that Pacific is required to file a Form 8-K with the Securities and Exchange Commission within 15 days after the Closing Date. Such Form 8-K must contain appropriate financial statements of Target and any predecessor or subsidiary of Target which meet the requirements of such Form 8-K.

            4.8.1  Target  (i)  keeps  books,  records  and  accounts  that,  in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      4.8.2 Neither Target nor any employee, agent, consultant or representative of Target has made any payment of funds of Target or received or retained any funds in violation of any applicable law, rule or regulation.

      4.9 No Undisclosed Material Liabilities. Target is not subject to any material liability ($5,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to Target taken as a whole, other than:

     (a) liabilities disclosed or provided for in the most recent Target Financial Statements;

            (b) liabilities incurred in the ordinary course of business since the date of the most recent Target Financial Statements consistent with past practice;

            (c)  liabilities  contemplated  by and arising under this Agreement;
and

            (d) liabilities described in Schedule 4.9 attached hereto.

      To the Knowledge of Stockholders, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of Target taken as a whole.

      4.10  Absence of Certain Changes or Events.
Except (i) as contemplated by this Agreement; or (ii) as disclosed in Schedule 4.10, since the date of the most recent Target Financial Statements, Target has not:

            (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to the Knowledge of Stockholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Target taken as a whole;

            (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Stockholders, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Target taken as a whole;

            (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $5,000;

            (d) changed any of its accounting methods, principles or practices;

            (e)  revalued  any  asset,   other  than  due  to   depreciation  or
amortization;

            (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the Target Financial Statements in an amount in excess of $5,000;

            (g) except in the Ordinary Course of Business, entered into any commitment or transaction material to Target taken as a whole in an amount in excess of $5,000;

            (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

            (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Target;

            (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $5,000;

            (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $15,000 or made capital expenditures and commitments in an amount in excess of $5,000 in the aggregate;

            (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

            (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

            (n) agreed (whether or not in writing) to do any of the foregoing.

      4.11 Litigation and Proceedings. Except as set forth in the Schedule 4.11, there is no claim or Proceeding pending or, to the Knowledge of Stockholders, Threatened against Target, or any property or asset of Target, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually and in the aggregate, a material adverse effect on the business, assets or operations of Target taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither Target nor any property or asset of Target, is subject to any Order. To the Knowledge of Stockholders, there is no basis for any claim, action or Proceeding against Target which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of Target taken as a whole.

      4.12 Compliance with Laws, Rules and Regulations. Schedule 4.12 sets forth all material governmental licenses, permits and other Governmental Authorization (or requests or applications therefor) pursuant to which Target carries on its business. To the Knowledge of Stockholders, Target complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Target or except to the extent that non-compliance would not result in the occurrence of any material liability for Target.

      4.13 Contracts. Schedule 4.13 sets forth a complete and correct list of all material Contracts to which Target is a party or by which any of its properties or assets are bound. To the Knowledge of the Stockholders, Target is not a party to any other material Contract. For purposes of this Agreement, a material Contract is one which calls for the payment of cash or property, or the provision of products or services, by any party, having an aggregate value in excess of $5,000. To the Knowledge of Stockholders, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Target is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

      4.14    Material Contract Defaults. Except as set forth in
Schedule 4.14, to the Knowledge of Stockholders, Target is not in default under the terms of any outstanding Contract, license, lease, or other commitment which is material to the business, operations, assets, or condition of Target, and no event has occurred or circumstances exist which, with notice or lapse of time or both, would constitute a default under any such Contract, license, or other commitment other than any defaults which could not reasonably be expected to have a material adverse effect on the business, assets, operations or financial condition of Target taken as a whole.

      4.15  Taxes and Tax Returns.  Target has filed all Tax
Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Stockholders, has Threatened to assess against Target, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Target has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. Target has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by Target should be classified as an employee under the IRC.

      All Tax Returns filed by Target are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. Target is not a party to any tax sharing agreement.

      Target has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Stockholders, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of Target.

            4.15.1. The accruals and reserves for taxes reflected in the most recent balance sheet ("Target Balance Sheet") included in the Target Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties assessed in connection therewith.

      4.16 Subsidiaries. Except as set forth in Schedule 4.16, Target has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity.

      4.17 Title and Related Matters. Target has good and marketable title to all of its inventory, interests in properties and other assets which are reflected in the most recent Target Financial Statements or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges or encumbrances, except (i) Permitted Liens; and (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the assets or properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties or in connection with such assets. The offices and equipment of Target that are necessary or used in the operations of its business are in good operating condition and repair, normal wear and tear excepted.

      4.18   Intellectual Property.  Schedule 4.18 hereto contains a
complete  list and  description  of all Target's  United  States and foreign (a)
patents and patent applications; (b) trademark registrations and applications for trademark registrations; (c) copyright registrations and applications for copyright registrations; and (d) unregistered trademarks, trade names, service marks and copyrights. Target wholly owns the exclusive rights to all of the above-described intellectual property and there are no known Threatened claims of any third party challenging the ownership, scope or validity of any of the said intellectual property; to the Knowledge of Stockholders, there is no infringing use by any Person or entity of any of said intellectual property; and to the Knowledge of Stockholders, there has been no disclosure of any of its trade secrets to any Person other than Persons who have executed confidentiality agreements with the Target or are otherwise legally bound to maintain confidentiality thereof.

      4.19 Real Property Leaseholds. Target leases its facilities pursuant to the leases identified in the attached Schedule 4.19. Target is not bound by any other real property leases, and Target does not own any real property.

      4.20  Accounts Receivables.  To the Knowledge of
Stockholders, all of Target's accounts receivable arose in the Ordinary Course of Business, are "arms length" and bona fide, and are correctly reflected in Target's books and records. To the Knowledge of Stockholders, all of Target's accounts receivable (net of reserves for doubtful accounts set forth on Target's financial records) are collectible in accordance with their terms. To the Knowledge of Stockholders, none of Target's accounts receivable or contracts is subject to any set off, counterclaim or adjustment by reason of any product liability, breach of warranty, contract, accounting error or other claim.

      4.21 Insurance. Target maintains insurance policies as described on the attached Schedule 4.21.

      4.22   Environmental Matters.

            4.22.1 Neither Target nor any predecessor of Target (i) has violated or is violation of any environmental law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) to the Knowledge of Stockholders, is actually or potentially or, allegedly liable for any off-site contamination; (iv) to the Knowledge of Stockholders, is actually or potentially or, allegedly liable under any environmental law (including, without limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any environmental law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental Permits.

            4.22.2 To the Knowledge of Stockholders, neither Target nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material environmental liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of hazardous substances into the environment in violation of any environmental law or Environmental Permit.

            4.22.3. For the purposes of this Section 4.22, the following terms have the following meanings:

            "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to
      (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (3) the pollution of the environment.

            "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Time.

            "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

      4.23    Employees.

            4.23.1 Schedule 4.23 contains a complete and accurate list of the following information for each employee or director of Target, including each employee on leave of absence or layoff status; name; job title; current compensation paid or payable by Target and any change in compensation since its inception; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift- savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

            4.23.2 No employee or director of Target is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or is likely to adversely affect (i) the performance of his duties as an employee or director of Target, or (ii) the ability of Target to conduct its business, including any Proprietary Rights Agreement with Target or any current Target Shareholder by any such employee or director. To the Knowledge of Stockholders, no director, officer, or other key employee of Target intends to terminate his employment with Target.

      4.24 Certain Payments. Since its inception, neither Target nor any director, officer, agent, or employee of Target or any other Person associated with or acting for or on behalf of Target has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Target or any affiliate of Target, or (iv) in violation of any Legal Requirement; or (b) established or maintained any fund or asset that has not been recorded in the books and records of Target.

      4.25 Relationships with Related Persons. Except as set forth in Schedule 4.25, no five percent or greater shareholder of Target nor any officer or director of Target, has, or since the inception of Target has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Target.

      4.26 Brokers. Target has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Exchange or the Transaction.

      4.27 Software Matters. To the Knowledge of Stockholders, Target owns, has a valid license to use or has the right to use the computer software programs used by Target in carrying on its business except where the failure to own, validly license or have the right validly to use such software programs, individually or in the aggregate, would not reasonably be expected to have an adverse effect on such business.

      4.28   Target Schedules.  The Target Schedules shall be delivered within 20 days from the day hereof. The Target Schedules delivered pursuant this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of the Target or the Stockholders to any extent. The Target Schedules may include items or information which the Target or the Stockholders are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business. Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of the Target other than what is provided in the representations or warranties themselves.

      4.28.1 Prior to the Closing, the Stockholders may provide additional schedules to qualify one or more of the representations and warranties of the Stockholders in whole or in part and any such Schedule so delivered shall constitute a Disclosure Schedule and qualify and limit the representations and warranties of the Stockholders for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF  PACIFIC

      Pacific represents and warrants to Stockholders, except as disclosed in this Agreement or in the case of any representation qualified by its terms to a particular schedule ("Schedule") of Pacific attached hereto ("Pacific Schedule") such specific Pacific Schedule, that the statements made in this Article V will be correct and complete at the Closing Time provided, however, if there is no Closing Time, then no party shall be liable for any inaccuracy.

      5.1 Organization. Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite licenses, qualifications, corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so existing and in good standing or to have such qualifications, licenses, power and authority would not in the aggregate have a material adverse effect on the business, operations or financial condition of Pacific. Pacific is not currently in good standing in the State of California but will be in good standing California at the time of the Closing. Pacific is not qualified to do business in any other state.

      5.2. Capitalization. The capitalization of Pacific is comprised of (1) 25,000,000 shares of common stock, $.001 par value, of which as of May 9, 2000, 10,509,058 shares were issued and outstanding, and (2) 5,000,000 shares of $.001 par value Preferred Stock of which no shares are issued or outstanding. All outstanding shares have been duly authorized, validly issued, and fully-paid. All of the outstanding shares are non-assessable and free of cumulative voting or pre-emptive rights. There are no outstanding or presently authorized securities, warrants, options, or related commitments of any nature of Pacific not disclosed in this Agreement, in the Pacific Financial Statements or in the Pacific Schedules (Schedule 5.2.) attached hereto. Schedule 5.2 includes, among other things, a provision for additional shares to be issued to Pacific
Management for services rendered, consistent with prior practices. None of the outstanding equity securities or other securities of Pacific was issued in violation of the Securities Act or any other Legal Requirement. Prior to, or in connection with, the Exchange, Pacific shall effect a 1-for-10 reverse split of its outstanding shares. The anticipated post-Closing capitalization of Pacific is set forth on "Exhibit "F" attached hereto.

      5.3   Authority Relative to this Agreement.
Pacific has the full corporate power and authority to execute and deliver this Agreement and, subject to Pacific shareholder approval to consummate the Transaction. The execution and delivery of this Agreement has been duly and validly authorized by the Board of Directors of Pacific. Except for the approval of its shareholders, no other corporate proceedings on the part of Pacific are necessary to authorize this Agreement or to consummate the transactions so contemplated. Subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, this Agreement has been duly and validly executed and delivered by Pacific and constitutes a valid and binding agreement of Pacific, enforceable against it in accordance with its terms.

      5.4  Approvals and Consents; Noncontravention.

            5.4.1 Except for filing an amended Certificate of Incorporation with the State of Delaware in the form of Exhibit "D" attached hereto, no consent, approval, or other action by, or notice to or registration or filing with, any governmental or administrative agency or authority is required or necessary to be obtained by Pacific in connection with the execution, delivery or performance of this Agreement by Pacific or the consummation of the Transaction.

            5.4.2 No consent, approval, waiver or other action by any Person under any material contract, agreement, note, indenture, lease, instrument, or other document, or obligation to which Pacific is a party or to which or by which any of their properties or assets are bound is required or necessary for the execution, delivery, and performance of this Agreement by Pacific or the consummation of the Transaction.

            5.4.3 The execution, delivery, or performance of this Agreement by Pacific and the consummation of the Transaction will not (i) violate or conflict with the charter documents or Bylaws of Pacific; (ii) violate or conflict with any law, regulation, order, judgment, award, administrative interpretation, injunction, writ, or decree applicable to Pacific or by which any of its property or assets are bound, or any agreement or understanding between any administrative or regulatory authority, on the one hand, and Pacific on the other hand; or (iii) violate or conflict with, result in a breach of, result in or permit the acceleration or termination of, or constitute a default under any agreement, instrument, note, indenture, mortgage, lien, lease, or other contract, arrangement, or understanding to which Pacific is a party or by which any of their property or assets are bound.

      5.5 Certificate of Incorporation  and Bylaws.  Attached hereto as Schedule
5.5 are true and correct copies of the Certificate of Incorporation and Bylaws of Pacific. Such Certificate of Incorporation and Bylaws are in full force and effect and no amendments are pending. Pacific is not in violation of any provision of its Certificate of Incorporation or Bylaws. Schedule 5.5 also contains all Board of Director minutes and resolutions and all Shareholder minutes and resolutions of Pacific since January 1, 1998.

      5.6 Financial Statements. Attached hereto as Schedule 5.6 are unaudited consolidated financial statements of the Target as of March 31, 2000 ("Pacific Management Reports") and audited financial statements of Pacific for the year ended December 31, 1999, together with the related footnotes and report thereon of Rose, Snyder & Jacobs (the "Pacific Audited Financial Statements"). The Pacific Management Reports are correct and complete in all material respects and fairly present the financial position of Pacific as of such dates and the results of operations and changes in financial position for such periods, subject to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse). The Pacific Audited Financial Statements are correct and complete in all material respects and fairly present, in accordance with GAAP, consistently applied, the financial position of Pacific as of such dates and the results of operations and changes in financial position for such periods. The Pacific Management Reports and Pacific Audited Financial Statements are hereafter jointly referred to as the "Pacific Financial Statements".

            5.6.1 Pacific (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect (A) the transactions and dispositions of assets of such entity and (B) the value of inventory calculated in accordance with GAAP, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets,
(C) access to assets is permitted only in accordance with management's general or specific authorizations, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            5.6.2 Neither Pacific nor any employee, agent, consultant or representative of Pacific has made any payment of funds of Pacific or received or retained any funds in violation of any applicable law, rule or regulation.

      5.7   Undisclosed Material Liabilities.   Pacific is not
subject to any material liabilities ($5,000 or more) of any kind whatsoever (whether accrued, absolute, contingent, or otherwise) that are, individually or in the aggregate, material to Pacific taken as a whole other than:

            (a) liabilities disclosed or provided for in the most recent Pacific Financial Statements;

            (b) liabilities incurred in the ordinary course of business since the date of the Pacific Financial Statements consistent with past practice;

            (c)  liabilities  contemplated  by and arising under this Agreement;
and

            (d) liabilities described in Schedule 5.7 attached hereto.

      To the knowledge of Pacific, there is no basis for the imposition of any other liabilities which could reasonably be expected to have a material adverse effect on the business, properties, assets or operations of Pacific taken as a whole.

            5.7.1 Certain debt, including tax liabilities of Pacific, will be dealt with pursuant to the treatment of such debt as set forth in Exhibit "C" attached hereto,

      5.8.  Absence of Certain Changes or Events.
Except (i) as contemplated by this Agreement;  and (ii) as disclosed in Schedule
5.8 attached hereto, since the most recent Pacific Financial Statements, Pacific has not:

            (a) suffered any change in its business, operations, properties, condition (financial or otherwise), or Prospects which has had, or to Knowledge of Pacific, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Pacific taken as a whole;

            (b) suffered any damage, destruction or loss (whether or not covered by insurance) with respect to any of its properties or assets which has had, or to the Knowledge of Pacific, could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, assets or operations of Pacific taken as a whole;

            (c) except in the Ordinary Course of Business, incurred any liability or obligation (absolute, accrued, contingent or otherwise), in an amount in excess of $10,000;

            (d) changed any of its accounting methods, principles or practices;

            (e)  revalued  any  asset,   other  than  due  to   depreciation  or
amortization;

            (f) paid, discharged or satisfied any claim, liability or obligation not reflected in the Pacific Financial Statements in an amount in excess of $5,000;

            (g) except in the Ordinary Course of Business and except for the costs associated with this Transaction, entered into any commitment or transaction material to Pacific taken as a whole in an amount in excess of $5,000;

            (h) declared, set aside or paid any dividend or distribution in respect of any capital stock, or redeemed, purchased or otherwise acquired any of these securities or modified its capitalization;

            (i) increased or established any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or otherwise changed the compensation payable or to become payable to any officer or key employees of Pacific;

            (j) except in the Ordinary Course of Business, canceled or written off any debts or waived any claims in an amount in excess of $5,000;

            (k) except in the Ordinary Course of Business, transferred any assets in an amount in excess of $5,000 or made capital expenditures and commitments in an amount in excess of $5,000 in the aggregate;

            (l) paid or loaned (other than payment of salaries or benefits or reimbursement of expenses) any amount to, or sold, transferred or leased any properties or assets to, or entered into any contract with, any of its officers or directors, or any Affiliate or Associate of any of its officers or directors;

            (m) increased its reserves for bad debts, guaranteed any obligation, except in the Ordinary Course of Business, or indemnified any Person; or

            (n) agreed (whether or not in writing) to do any of the foregoing.

      5.9 Litigation and Proceedings. There is no claim or Proceeding pending or, to the Knowledge of Pacific, Threatened against Pacific, or any property or asset of Pacific, by any Person or any Governmental Authority which (i) is reasonably likely to have, individually or in the aggregate, a material adverse effect on the business, assets or operations of Pacific taken as a whole or (ii) seeks to delay or prevent the consummation of the Transaction. As of the date hereof, neither Pacific nor any property or asset of Pacific, is subject to any Order. To the Knowledge of Pacific, there is no basis for any claim, action or Proceeding against Pacific which could reasonably be expected to have a material adverse effect on the business assets, operations or financial condition of Pacific taken as a whole. Pacific has not received any claim, complaint or charge from any current or former shareholder of Pacific respecting any action taken or not taken by Pacific, or of any officer or director thereof.

      5.10 Compliance with Laws, Rules and Regulations. Pacific has no governmental licenses or permits. To the Knowledge of Pacific, it complies with all applicable federal laws, rules and regulations and all applicable state and local laws, rules and regulations relating to the operation of its business, except to the extent that non-compliance would not materially and adversely affect the business, operations, properties, assets or condition of Pacific or except to the extent that non-compliance would not result in the occurrence of any material liability for Pacific.

            5.10.1 To the Knowledge of Pacific, since January 1, 1998, Pacific has made all filings with the United States Securities and Exchange Commission ("SEC") that it has been required to make under the Securities Act and the Securities Exchange Act. The documents (including Pacific Financial Statements contained therein) filed with the SEC, except as amended, complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act and to the Knowledge of Pacific none of such documents contained a misrepresentation of material fact or omitted to state a material fact required to be stated therein to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      5.11 Contracts. Schedule 5.11 sets forth a complete and correct list of all Contracts to which Pacific is a party or by which any of its properties or assets are bound. To the best of its Knowledge, Pacific is not a party to any other Contract. To the Knowledge of Pacific, and subject to the laws of bankruptcy, insolvency, general creditor's rights, and equitable principles, all Contracts to which Pacific is a party or by which its properties or assets are bound and which are material to its operations taken as a whole, are valid and enforceable in all material respects.

      5.12  Material Contract Defaults.  To the Knowledge of
Pacific, it is not in default in any material respect under the terms of any outstanding contract, agreement, promissory notes, license, lease, or other commitment which is material to the business, operations, assets, or condition of Pacific, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Pacific has not taken adequate steps to prevent such a default from occurring.

      5.13  Taxes and Tax Returns.   All Tax Returns with respect
to taxes based upon net income filed by Pacific since December 31, 1997 are set forth in Schedule 5.13 attached hereto. Except as set forth on Schedule 5.13 Pacific has filed all Tax Returns required to be filed by it and has paid and discharged all taxes shown as due thereon and has paid all taxes when due, other than such payments as are being contested in good faith by appropriate Proceedings and as to which sufficient reserves have been established. Except as described on Schedule 5.13, neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of Pacific, has Threatened to assess against Pacific, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Pacific has not granted any waiver of any statute of limitations with respect to, or agreed to any extension of the period for the assessment of, any tax. Pacific has properly reported on Form 1099 all amounts paid to consultants and no consultant or other person to whom a payment has been made by Pacific should be classified as an employee under the IRC.

      All Tax Returns filed by Pacific are true, correct and complete in all material respects and accurately set forth all items to the extent required to be reflected or included in such returns by applicable law. Pacific is not a party to any tax sharing agreement.

      Pacific has not agreed, and is not required, to make any adjustments pursuant to Section 481(a) of the IRC or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party. To the Knowledge of Pacific, the IRS has not proposed any such adjustment or change in accounting method. No application is pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of Pacific.

            5.13.1 Except as described in Schedule 5.13, the accruals and reserves for taxes reflected in the most recent balance sheet ("Pacific Balance Sheet") included in the Pacific Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with generally accepted accounting principles consistently applied. The term "tax" or "taxes" means federal state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties.

            5.13.2 Taxes of Pacific due and owing will be paid pursuant to the Parties' agreement set forth on Exhibit "C" attached hereto.

      5.14  No Subsidiaries.  Pacific currently has no subsidiaries and does not own any capital stock, security, partnership interest, or other interest of any kind in any corporation, partnership, joint venture, association, or other entity. Pacific will, prior to the Closing Time, form Pacific Exchange Sub as a wholly-owned subsidiary solely for the purpose of effecting the Exchange. Neither Pacific nor Pacific Exchange Sub will have any other subsidiaries either prior to, or at, the Closing Date.

      5.15  Intellectual Property.   Pacific has no intellectual
properties.

      5.16 Real Property Leaseholds. Pacific has no leasehold properties or equipment and Pacific does not own any real property.

      5.17 Accounts Receivables. Pacific has no accounts receivable.

      5.18   Inventory.  Pacific has no inventory.

      5.19 Insurance. Pacific maintains no insurance policies.

      5.20  Environmental Matters.

            5.20.1. Neither Pacific nor any predecessor of Pacific (i) has violated or is violation of any Environmental Law; (ii) has owned or leased properties (including but without limitation, soils and surface and ground waters) which are contaminated with any Hazardous Substance; (iii) is actually or potentially or, to the Knowledge of Pacific, allegedly liable for any off-site contamination; (iv) is actually or potentially or, to the Knowledge of Pacific, allegedly liable under any Environmental Law (including, without limitation, pending or threatened liens); (v) has failed to obtain all permits, licenses and other authorization required under any Environmental Law ("Environmental Permits"); or (vi) has failed to be in compliance with its Environmental permits.

            5.20.2 To the Knowledge of Pacific, neither Pacific nor any of its predecessors, or their respective subsidiaries or joint ventures, have any material Environmental Liabilities, and none of such entities have had within the five (5) years preceding the date hereof a material release of Hazardous Substances into the environment in violation of any Environmental Law or Environmental Permit.

            5.20.3 For the purposes of this Section 5.20, the following terms have the following meanings:

            "Environmental Laws" shall mean any and all federal, state and local laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to
      (i) human health, the environment or emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment; (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof; or (3) the pollution of the environment.
            "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Time.

            "Hazardous Substances" shall mean (1) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act; the Resources Conservation and Recovery Act; the Comprehensive Environmental Response, Compensation and Liability Act; the Clean Air Act; the Safe Drinking Water Act (Clean Water Act); the Atomic Energy Act; the Federal Insecticide, Fungicide, and Rodenticide Act; and the Substances Control Act; (2) petroleum and petroleum products including crude oil and any fractions thereof; (3) natural gas, synthetic gas, natural gas liquids and any mixtures thereof; (4) radon; (5) any other contaminant; and (6) any substance with respect to which a Governmental Authority requires environmental investigation, monitoring, reporting or remediation.

      5.21 Employees. Pacific has no full time employees. Schedule 5.21 sets forth information about the compensation arrangements with the management of Pacific.

      5.22 Certain Payments. Since its December 31, 1997, neither Pacific nor any director, officer, agent, or employee of Pacific or any other Person associated with or acting for or on behalf of Pacific, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Pacific or any affiliate of Pacific, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of Pacific.

      5.23. Brokers. Pacific has not incurred nor will it incur any brokerage, finder's, or similar fee in connection with the Exchange or the Transaction.

      5.24  Pacific Schedules.   The Pacific Schedules shall be delivered
within 20 days from the date hereof. The Pacific Schedules delivered pursuant to this Agreement are qualified in their entirety by reference to specific provisions of this Agreement, and are not intended to constitute, and shall not be construed as constituting, independent representations and warranties of Pacific to any extent. The Pacific Schedules may include items or information which Pacific are not required to disclose under this Agreement; disclosure of such items or information shall not affect (directly or indirectly) the interpretation of this Agreement or the scope of the disclosure obligation under this Agreement, including, without limitation, any assessment of whether any matter arose or any agreement was entered into in the Ordinary Course of Business. Inclusion of information herein shall not be construed to establish a specific definition or level of what is material to the business, assets, financial position, operations or results of operations of Pacific other than what is provided in the representations or warranties themselves.

      5.24.1 Prior to the Closing, Pacific may provide additional schedules to qualify one or more of the representations and warranties of Pacific in whole or in part and any such Schedule so delivered shall constitute a Disclosure Schedule and qualify and limit the representations and warranties of Pacific for all purposes of this Agreement to the same extent as if such Schedule were referred to in this Agreement.

      5.25 Additional Information Available. Pacific will make available to each Stockholder the opportunity to ask questions and receive answers concerning the acquisition of Pacific Common Stock in the Exchange, and to obtain any additional information which Pacific possesses or can acquire without unreasonable effort or expense.

                                  ARTICLE VI
                           CONDUCT PRIOR TO CLOSING

      6.1 Conduct of Business. Except as contemplated as part of the Transaction, prior to the Closing Date, Target and Pacific shall conduct their respective businesses only in the ordinary course consistent with past practice.

      6.2 Additional Covenants by Target and Pacific. Between the date hereof and the Closing Time, except as contemplated by this Agreement or in the Ordinary Course of Business or with the prior written consent of the other Parties, which consent shall not unreasonably be withheld, neither Pacific nor Target shall:

            (a)  make any change in its Articles of Incorporation or Bylaws;

            (b) make any change in the authorized or issued shares except as contemplated by this Agreement;

            (c) make any payment or distribution to shareholders (with respect to their stock) or purchase or redeem any shares of capital stock;

            (d) except in the Ordinary Course of Business, mortgage, pledge, or subject to lien or encumbrance any of its respective assets, tangible or intangible;

            (e) except in the Ordinary Course of Business, cancel any debts or claims or waive any rights of value;

            (f) except in the Ordinary Course of Business or in connection with this Transaction, incur any indebtedness or guarantees or enter into any commitment or make any material capital expenditures or investments;

            (g) make any loan, accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to, any of its present or former officers or employees;

            (h) make any material change in its method of management, operation, or accounting;

            (i)  enter into any other material transactions;

            (j) except in the Ordinary Course of Business, hire any Person as an employee;

            (k) adopt any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

            (l) grant or agree to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof;

            (m) except in the Ordinary Course of Business, sell or transfer, or agree to sell or transfer, any of its assets, property, or rights or cancel or agree to cancel, any debts or claims;

            (n) make or permit any amendment or termination (other than in accordance with its terms) of any material Contract, agreement, or license to which it is a party; or

            (o) agree to do any of the foregoing.

      6.3 Access. During normal business hours, Target shall give access to Pacific (and its auditors, counsel and other authorized representatives), and Pacific agrees to give access to Target (and its auditors, counsel and other authorized representatives) to each of their premises and books and records, including minute books and stock transfer records, and (ii) all contracts, agreements and documents whether or not listed in the Schedules hereto; provided, however, that any such investigation shall not affect any of the representations and warranties hereunder or the right of any party hereto to rely thereon; and provided further, that any such investigation shall be conducted in such a manner as not to interfere unreasonably with the operation of the business of Target and Pacific. In the event of termination of this Agreement for any reason Pacific, on the one hand, and Target, on the other hand, will promptly return, or cause to be returned, to the other, all non-public documents obtained from the other party, and any copies of such documents.

      6.4 Confidentiality. The Parties agree to keep confidential any information obtained pursuant to their respective inspections under this Agreement unless (i) such information is ascertainable from public sources or is or becomes public other than through the inspecting party or its representatives, or (ii) disclosure of such information is required by applicable securities or other laws. Moreover, in the event of the termination of this Agreement, the Parties agree that it will not disclose, utilize or exploit to its advantage any information obtained from the other pursuant to its examinations under this Agreement, unless necessary to comply with applicable law or to enforce its rights hereunder.

      The Parties agree that a Breach of the provisions of Section 6.4 of this Agreement could cause irreparable damage to the other Parties. Consequently, each agrees that in the event of any Breach of any provision of this Section 6.4 of this Agreement, a non-Breaching party, at its option, in addition to any other remedies provided by law or otherwise, may apply to any court of competent jurisdiction for the entry of an immediate order to restrain or enjoin the Breach of these provisions and to otherwise specifically enforce the provisions of Section 6.4 of this Agreement. A Party hereby expressly waives the claim or defense in any such action that the aggrieved Party has an adequate remedy at law or in damages.

      6.5 Compliance with Blue Sky Law. The Parties shall jointly take such action, make such filings and pay such filing fees as may be reasonably necessary to comply with all applicable federal and state blue sky laws, rules and regulations relating to the issuance of securities in the Exchange.

      6.6 Disclosure Supplements, Etc. Each Party will promptly notify each other Party of any material event or change in the business or operation of Pacific or Target respectively. From time to time prior to the Closing Time, each Party will supplement or amend its respective Schedules with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement would have been required to be set forth or described in a Schedule or which is necessary to complete or correct any information in a Schedules or in any representation or warranty of a Party which has been rendered inaccurate thereby.

      6.7 Reasonable Efforts. Subject to the provisions hereof, the Parties hereto shall use their reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

      6.8 Public Announcements. Prior to the Closing Time, no announcement or disclosure of the Transaction will be made by any party without the consent of all other Parties, which shall not be unreasonably withheld; provided that Pacific may make an announcement if, on the advice of counsel and after reasonable notice to Target it is required to do so under relevant securities laws. In such event, Target shall be given an opportunity to review and comment on such announcement prior to the time it is distributed publicly.

                                  Article VII
                          Conditions of Stockholders

       The obligation of the Stockholders to consummate the Exchange is subject to the fulfillment, prior to or as of the Closing Time, of each of the following conditions, any of which may, at the sole option of Stockholders, be waived:

      7.1 Representations. The representations and warranties by or on behalf of Pacific contained in this Agreement or in any certificate or documents delivered to Stockholders pursuant to the provisions hereof shall be true in all material respects at the Closing Time as though such representations and warranties were made at and as of such time.

      7.2 Compliance. Pacific shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Time.

      7.3 No Material Adverse Change. There shall not have occurred (i) any material adverse change since the date of the most recent Pacific Financial Statements in the business, Prospects, properties, results of operations or financial condition of Pacific taken as a whole except for costs associated with the Transaction; or (ii) any loss or damage to any of the Prospects, properties of or assets of Pacific taken as a whole which could reasonably be expected to materially adversely affect or impair their ability to conduct after the Transaction the business now being conducted by them.

      7.4  Certificate of Pacific.    Pacific shall have delivered to
Stockholders, a certificate of Pacific, dated the Closing Time, and signed by its President to the effect that (i) each of the representations and warranties of Pacific contained herein is true in all material respects as of the Closing Time; and (ii) Pacific has performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed and complied with by it prior to the Closing Date.

      7.5 Resignation of Directors and Officers of Pacific. The current management of Pacific, shall resign as officers and directors of Pacific.

      7.6    Shareholder Approval.   Pacific's shareholders shall
have approved the Transaction.

      7.7 Absence of Litigation. There shall not be any material litigation, proceeding or governmental investigation pending, Threatened or reasonably believed by Target or the Stockholders to be in prospect pertaining to Pacific or the Exchange.

      7.8 Good Standing. Pacific will be in good standing in its state of incorporation at the Closing Time, and shall deliver a Certificate of Good Standing to Stockholders at the Closing Time.

      7.9 Reverse Split. Pacific shall have effected a 1-for-10 reverse split of its issued and outstanding shares of common stock and have made similar adjustments in the number of shares issuable upon the exercise of outstanding options or warrants to purchase shares of Pacific common stock and the purchase price thereof.

      7.10 Financial Statements. The closing of the Exchange is conditioned upon the availability, at the Closing Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Pacific in connection with the Exchange.

     7.11 Completion of Private Placement. Target shall have completed the sale of at least the minimum number of Units offered in the private placement described on Schedule 4.2

                                 Article VIII
                             Conditions of Pacific

       The obligation of Pacific to consummate the Exchange is subject to the fulfillment, prior to or as of the Closing Time, of each of the following conditions, any of which may, at the sole option of Pacific, be waived:

      8.1 Representations. The representations and warranties by or on behalf of Stockholders contained in this Agreement or in any certificate or documents delivered pursuant to the provisions hereof shall be true in all material respects at the Closing Time as though such representations and warranties were made at and as of such time.

      8.2 Compliance. Target and Stockholders shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing at the Closing Time.

      8.3 No Material Adverse Change. There shall not have occurred (i) any material adverse change since the date of the most recent Target Financial Statements in the business, properties, results of operations or financial condition of Target; or (ii) any loss or damage to any of the properties of or assets of Target which will materially affect or impair its ability to conduct after the Exchange the business now being conducted by Target.

      8.4  Certificate of Target and Stockholders.
Target and Stockholders shall have delivered to Pacific a certificate of Target, dated the Closing Time, and signed by the President and Secretary of Target and by each Stockholder to the effect that (i) each of the representations and warranties of Target and Stockholders respectively contained herein and in Target Schedules is true, accurate and complete in accordance with the terms thereof as of the Closing Time; and (ii) Target and Stockholders have materially performed all obligations and complied with all covenants required by this Agreement to be performed and complied with by it and them prior to the Closing Date.

      8.5 Shareholders' Approval. The shareholders of Target shall have approved the Transactions contemplated by this Agreement by the requisite vote.

      8.6 Absence of Litigation. There shall not be any litigation, proceeding or governmental investigation pending, Threatened or reasonably believed by Pacific to be in prospect pertaining to Target, the Stockholders or the Exchange except as disclosed in the Target Schedules or in this Agreement.

      8.7 Good Standing. Target will be in good standing in its state of incorporation at the Closing Time, and shall deliver a Certificate of Good Standing to Pacific at the Closing Time.

      8.8 Financial Statements. The closing of the Exchange is conditioned upon the availability, at the Closing Time, of such audited and other financial statements as are required to be included in a Form 8-K required to be filed by Pacific in connection with the Exchange.

      8.9 Non-Public Offering. The issuance of Pacific shares to the Stockholders will not be registered but will be effected only if it can come within Section 4(2) of the Securities Act of 1933, as a non-public offering, and under applicable state securities exemptions as a non-public offering.

                                  Article IX
              Indemnification, Survival, Termination And Expenses

      9.1 Nature and Survival of Representations. All representations, warranties, and covenants made by any party to this Agreement shall survive the Closing Date for one (1) year. All of the Parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties, covenants and agreements contained in this Agreement and not upon any investigation which it might have made or any representations, warranties, agreements, promises, or information, written or oral, made by another party or another Person other than as specifically set forth herein.

      9.2 Indemnification. Within the period provided in paragraph 9.1 and in accordance with the terms of that Paragraph, each party to this Agreement shall indemnify and hold harmless each other Party at all times after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs, and expenses which exceed, in the aggregate, $25,000 (exclusive of attorney's fees incident to any of the foregoing), resulting from any misrepresentations, breach of covenant or warranty, or nonfulfillment of any agreement on the part of such party under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished to a Party hereunder. Subject to such $25,000 limitation, and the terms of this Agreement, the defaulting party shall reimburse the other party or Parties on demand, for any reasonable payment made by said Parties at any time after the Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy the same. No liability shall arise against a party hereof regarding a settlement of any claim unless such settlement was previously approved by such Party.

      9.3   Arbitration.

            9.3.1 All disputes arising out of this and any other controversy, claim or dispute arising out of or relating to this Agreement or the Breach, termination, enforceability or validity hereof, including the determination of the scope or applicability of the agreement to arbitrate set forth in this Agreement, shall be submitted to binding arbitration under this Section 9.3 upon the written demand of a Party. The law to be applied in such arbitration shall be as set forth in Section 10.10 of this Agreement.

            9.3.2 Stockholders and Pacific (the "Arbitrating Parties") shall each select one qualified arbitrator within 10 days of the date of the demand for arbitration. The arbitration shall be governed by the American Arbitration Association (the "AAA") under its commercial Arbitration Rules and its
Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who
(a) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (b) who have practiced law for at least 10 years as an attorney specializing in either general commercial litigation or general corporate and commercial matters.

             The two arbitrators so chosen shall select a neutral arbitrator who shall reside in (or be employed within) the State of California. If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators shall make application to the AAA Office in the State of California with a copy to the Arbitrating Parties, requesting that the AAA select and appoint the third arbitrator, who shall not reside or work in the State of California. This selection shall be final and binding. Immediately upon appointment of the third arbitrator, the arbitrating Parties shall present in writing to the panel of three arbitrators (with a copy to the other) their statement of the issues in dispute. Any questions of whether a dispute should be arbitrated under this Section shall be decided by the arbitrators. In the event of conflict between the provisions of this

Agreement and the provisions of the commercial arbitration rules of the AAA, the provisions of this Agreement shall prevail.

            The arbitrators, as soon as possible, shall meet, at a time and place reasonably convenient for the participants, after giving each of the Arbitrating Parties at least 10 days' notice. The failure of an Arbitrating Party to appear at a hearing shall not operate as a default, and the attendance of all arbitrators shall not be required at all hearings. Actions of the arbitrators shall be by majority vote. After the hearing, the Arbitrating Parties in regard to the matter in dispute, taking such evidence and making such other investigation as justice requires and as the arbitrators deem necessary, they shall decide the issues submitted to them as promptly as possible and serve a written and signed copy of the award upon each of the Arbitrating Parties. To assure the Arbitrating Parties that disputes and controversies will be resolved expeditiously, the final arbitration hearing will occur within 60 days after the arbitration is initiated and there will be limited discovery (including no more than two depositions per party) prior to the arbitration hearing. If the participants in the arbitration settle the dispute in the course of the arbitration, such settlement shall be approved by the arbitrators on the request of any of the Arbitrating Parties and become the award.

            9.3.3 No provision  of, nor the exercise of any rights  under,  this
Section 9.3, shall limit the right of any party to request and obtain from a court of competent jurisdiction in the State of California (which shall have exclusive jurisdiction for purposes of this Agreement before, during or after the pendency of any arbitration) provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief or the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any party, even if it is the plaintiff, to submit the dispute to arbitration if such party would otherwise have such right. Each of the parties hereby submits unconditionally to the exclusive jurisdiction of the state and federal courts located in the State of California for purposes of this provision, waives objection to the venue of any proceeding in any such court or that any such court provides an inconvenient forum and consents to the service of process upon it in connection with any proceeding instituted under this Section 9.3 in the same manner as provided for the giving of notice hereunder.
            9.3.4 Judgment upon the award rendered may be entered in any court having jurisdiction. The Arbitrating Parties hereby expressly consent to the nonexclusive jurisdiction of the state and federal courts situated in the State of California for this purpose and waive objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

            9.3.5 The prevailing party in any arbitration shall, subject to the award of the arbitrators, be entitled to reimbursement of all costs and fees paid by it in connection with the arbitration (including, without limitation, reasonable attorney's fees) from the non-prevailing Party, except the arbitrators shall have the power to apportion the award recovery in such proportion as may otherwise be determined by the arbitrators.

     9.4. Exclusive Remedies. The indemnification provisions set forth in this Article IX are the sole and exclusive remedies that any Party may have for breach of any representation, warranty or covenant.

     9.5 Termination. This agreement may be terminated at any time prior to the Closing Time:

       (a)  by the mutual consent of Stockholders and Pacific;

       (b) by Stockholders or Pacific if the Closing Time has not occurred by June 30, 2000, or such other date, if any, as the Parties may agree to in writing; and

       (c) by Stockholders or Pacific if any other Party refuses or fails to perform any covenant or agreement required to be performed by it under this Agreement or if any representation or warranty of any other party proves to have been inaccurate or misleading in any material respect at the time it was made or at the Closing Time and the other party refuses or fails after notice to correct or make not misleading any such misrepresentation or warranty.

       (d) by Pacific for any reason within twenty (20) days after it has received all of the Target Schedules.

       (e) by Stockholders for any reason within twenty (20) days after it has received all of the Pacific Schedules.

     9.6 Effect of Termination. If this Agreement is terminated as permitted by Section 9.5. of this Agreement, such termination will be without liability of any party (or any shareholder, director, officer, employee, agent, consultant, or representative of such party) to the other Parties to this Agreement; provided, that if such termination results from the failure of a party to use its or his best efforts to fulfill a condition to the performance of the obligations of the other Parties or to perform a covenant of this Agreement or from a Breach by any party to this Agreement, such party will be fully liable up to a maximum of $10,000 for any and all damages, costs, and expenses (including, but not limited to, reasonable counsel fees) sustained or incurred by the other Parties as a result of such failure or Breach.

                                   Article X
                                Miscellaneous

     10.1 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication that any party may wish to send another will be in writing and either delivered in Person, transmitted by telecopier with receipt appropriately confirmed, or sent by registered or certified United States mail, first class postage prepaid, return receipt requested, in a properly sealed envelope, and addressed as follows:

                                    Pacific

                                    Mark A. Scharmann
                                    1661 Lakeview Circle
     Ogden, UT 84403

     With a copy (which shall not constitute notice) to:

     Cohne, Rappaport & Segal
     525 East 100 South, Fifth Floor
     Salt Lake City, UT 84102
     Attn: A. O. Headman, Jr., Esq.

     Target or Stockholders

     Dr. Benefits, Inc.
     2082 Michelson Drive, Suite 300A
     Irvine, CA 92612
     Attn: David Hirschhorn

     With a copy (which shall not constitute notice) to:

     Feldhake, August & Roquemore
     600 Anton Boulevard, Suite 1730
     Costa Mesa, CA 92626
     Attn:  Kenneth S. August, Esq.

     The Parties to this Agreement may change their addresses for notice by notice given in the manner provided above. Any notice, demand, or other communication will be deemed given and effective as of the date of delivery in Person or upon receipt as set forth on the return receipt. The inability to deliver because of changed address of which no notice was given or the rejection or other refusal to accept any notice, demand, or other communication, will be deemed to be the receipt of the notice, demand, or other communication as of the date of such inability to deliver or the rejection or refusal to accept.

     10.2 Entire Agreement. This Agreement, together with all schedules and exhibits attached to this Agreement or referenced herein, constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties, including but not limited to the Letter of Intent heretofore entered into by the Parties, and there are no warranties, representations, or other agreements between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and such Schedules and Exhibits hereto.

     10.3 Effect; Assignment. This Agreement and all of the provisions of this Agreement will be binding and inure to the benefit of the Parties to this Agreement and their respective successors and permitted assigns, but, except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations under this Agreement will be assigned by operation of law or otherwise, by any party to this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties to this Agreement and their respective successors and permitted assigns, any rights, remedies, or obligations under or by reason of this Agreement.

     10.4 Amendments; Waivers. No supplement, modification, or amendment of this Agreement will be binding unless executed in writing by all Parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

     10.5 Further Assurances. At any time, and from time to time, after the Closing Date each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     10.6 Schedules and Exhibits. Each of the Schedules and Exhibits attached hereto is hereby incorporated herein by reference as an integral part of this Agreement, and each reference to this Agreement shall be deemed to refer to the Agreement together with all Schedules and Exhibits attached hereto.

     10.7 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.9 Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

     10.10. Governing Law. This Agreement shall be governed for all purposes by the internal laws of the State of California, without giving effect to the principles of conflicts of law applied thereby.

     10.11 Jurisdiction;  Service of Process. Subject to compliance with Section
9.3 of this Agreement, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the Parties in the applicable courts

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of the County of Orange, State of California and each of the Parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     10.12 Legal Fees and Expenses. The prevailing party in any proceeding brought to enforce or interpret any provision of this Agreement shall be entitled to recover its reasonable attorney's fees, costs and disbursements incurred in connection with such proceeding, including, but not limited to the costs of experts, accountants and consultants and all other costs and services reasonably related to the proceeding, including those incurred in any bankruptcy or appeal, from the non-prevailing party or Parties.

     10.13 Schedules, Exhibits and Amendments. Disclosure in any Schedule of any allegations with respect to any alleged failure to perform, or breach or default of a contractual or other duty or obligation shall not be deemed an admission to any party other than a party hereto that such has in fact occurred, but shall be effective for the purposes for which such Schedule is intended as if such had in fact occurred.

            10.13.1 Descriptions of agreements, instruments and other matters herein not required by the Agreement to be included herein are provided for reference only and are not intended to be complete and are not represented as such and each party is hereby referred to the actual agreement or instrument for a description thereof. References to the agreements and instruments herein include the Schedules, Exhibits and amendments thereto.

            10.13.2 Headings have been inserted in the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express description of the materials to be disclosed thereon as set forth in the Agreements or other information contained in such Schedules.


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     IN WITNESS  WHEREOF,  the Parties have executed this  Agreement the day and year first above written.

                                    PACIFIC ALLIANCE CORPORATION
                                    a Delaware corporation

Dated: May 14, 2000                 By   /s/ Mark A.  Scharmann
                                    ---------------------------------------
                                    Mark A. Scharmann, President

                                    DR.BENEFITS, INC.,
                                    a California corporation


Dated: May 14, 2000                 By   /s/ David Hirschhorn
                                    ---------------------------------------
                                    David Hirschhorn, President

                                    THE STOCKHOLDERS:

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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness


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[Name]                              Witness





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